Exhibit 10.2

                              UNIVERSAL CORPORATION
                       AMENDMENT TO NON-EMPLOYEE DIRECTOR
                     NON-QUALIFIED STOCK OPTION AGREEMENT(S)


         THIS AMENDMENT dated as of December 3, 1998, between UNIVERSAL CORPORATION, a Virginia corporation (the "Company"), and <<F1>> (the "Optionee"), is made pursuant and subject to the provisions of the Company's Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (the "Plan"). All terms used herein that are defined in the Plan have the same meanings given them in the Plan.

         1. Grant of Option. Company and Optionee have entered into Non-Qualified Stock Option Agreements providing for the grant of Options under the Plan on the day following the Company's annual meeting of Shareholders in each of the following years: <<F2>> (collectively, the "Existing Agreements").

         2. Amendment. The parties desire to amend Section 2(e) of each of the Existing Agreements by deleting it in its entirety and replacing it with the following new Section 2(e):

                  (e) Limited Transferability. The Optionee shall have the right to transfer this option, in whole or in part, to (i) the spouse, children or grandchildren of the Optionee ("Immediately Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediately Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (y) there may be no consideration for any such transfer and (z) subsequent transfers of this option once transferred shall be prohibited except transfers made by will or the laws of descent and distribution, subject to the terms hereof. Following transfer, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 2, the term Optionee shall be deemed to refer to the transferee. The events of resignation from or cessation of Board service of this Agreement shall continue to be applied with respect to the original Optionee to whom this option was granted, following which the option shall be exercisable by the transferee only to the extent, and for the period specified in this Section 2 (e).

         3. Unless specifically amended herein, all other provisions of the Existing Agreements shall remain unchanged and in full force and effect.

         4. This Amendment shall be construed, in force and administered in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer, and the Optionee has affixed his or her signature hereto.

UNIVERSAL CORPORATION                       OPTIONEE


By:  __________________________             _____________________________